UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

August 8, 2011
Date of report (Date of earliest event reported)

COUNSEL RB CAPITAL INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

700 – 1 Toronto St., Toronto, Ontario, Canada, M5C 2V6
 (Address of Principal Executive Offices and Zip Code)

(416) 866 3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           Effective August 8, 2011, Mr. J. Brendan Ryan has been appointed by the Board of Directors of Counsel RB Capital Inc. (the “Company”) as a Class III Director to fill a vacancy.  Mr. Ryan is an independent director for purposes of the independence requirements as defined under the Nasdaq Marketplace Rules and as described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2011.  Subsequent to his appointment, the Board of Directors consists of six members.  At the time of the appointment and of these disclosures, Mr. Ryan has not been appointed as a member of any of the Board committees.  There are no arrangements or understandings between Mr. Ryan and any other persons, pursuant to which Mr. Ryan was selected as a director on the Company’s Board.

Mr. Ryan has had a distinguished career in the advertising industry, most recently as Chairman and Chairman Emeritus with Foote Cone & Belding Worldwide (now Draftfcb), a position he held between June 2005 and December 2010.  He has served on the boards of several public companies and currently serves as a board member of several non-profit corporations.

Mr. Ryan received his B.A. in History from Fordham College and his M.B.A. in Marketing from the Wharton Graduate School of the University of Pennsylvania.

There are no transactions involving the Company and Mr. Ryan reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Mr. Ryan will receive the standard compensation provided to all non-employee directors who are not committee members, consisting of a $20,000 annual retainer, a $1,000 fee for each meeting attended, and an annual grant of 10,000 options to purchase common shares of the Company.  The terms and provisions of director compensation are described in further detail in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2011.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Counsel RB Capital Inc.

Date: August 11, 2011	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Chief Financial Officer and Corporate Secretary